Exhibit 99.1

Switch and Data Reports Second Quarter 2008 Financial and Operating Results

  Revenue and EBITDA Increased 26% and 45% Over Second Quarter 2007
  EBITDA Margin Increased from 29% to 34% in Second Quarter 2008
  Increases 2008 Revenue and EBITDA Guidance to $170 million and $55 million

TAMPA, Fla.--(BUSINESS WIRE)--July 29, 2008--Switch & Data (NASDAQ:SDXC), a leading provider of network neutral data centers and Internet exchange services, today reported strong financial results for the quarter ended June 30, 2008.

“Several factors contributed to our outstanding results in the second quarter; consistent growth from our customer base, larger wins for new business, and new product coming online to meet customer demand.” stated Keith Olsen, Switch and Data President and CEO. “Our second quarter results speak to the successful execution and acceleration of our plan.”

Total revenues for the three months ended June 30, 2008 increased 26% to $41.9 million from $33.2 million in the comparable period in 2007. Recurring revenues, which consist of colocation and interconnection services, were $39.5 million in the second quarter of 2008, an increase of 26% over the comparable period in 2007. Non-recurring revenues, representing one time installation fees and services, were $2.4 million compared to $1.8 million in the prior year.

EBITDA, defined as operating income before depreciation, amortization, stock-based compensation, lease litigation costs, deferred rent, and certain other costs, increased 45% to $14.2 million in the second quarter of 2008 as compared to $9.8 million in the comparable period in 2007. The EBITDA margin increased to 34% in the second quarter, from 29% in the comparable period in 2007. (EBITDA is a non-GAAP measure. A reconciliation between GAAP information and non-GAAP information contained in this press release can be found in the table immediately following the Consolidated Statements of Cash Flow, as well as on the Company’s website in the Investor Relations section).

Expenses

Cost of revenues, excluding depreciation and amortization, for the three months ended June 30, 2008 was $21.6 million as compared to $17.4 million for comparable period in 2007. The increase is primarily due to rent, utility, and personnel expense increases commensurate with facility expansion and customer growth. As a percentage of revenues, cost of revenues remained at 52%.

Sales and marketing costs for the three months ended June 30, 2008 were $4.9 million as compared to $4.0 million for the comparable period in 2007. General and administrative expenses were $4.3 million for the three months ended June 30, 2008 as compared to $3.8 million for the comparable period in 2007. The increases are primarily from an increase in personnel related costs including wages, commissions, and non-cash stock-based compensation, as well as an increase in professional fees.

Total non-cash stock-based compensation expense was $1.7 million in the second quarter of 2008.

Net income for the three months ended June 30, 2008 was $1.1 million, or $0.03 per share.

Balance Sheet and Cash Flow

The Company had cash and cash equivalents of $91.2 million on June 30, 2008. Bank debt outstanding on June 30, 2008 was $120.0 million.

Capital expenditures are $54.0 million for the six months ended June 30, 2008.

Business Outlook

Switch and Data is increasing its financial guidance for 2008. The Company expects:

  Total revenues of $170 million
  EBITDA of $55 million
  Capital expenditures of $165 million.

Switch and Data’s practice is to provide revenue and EBITDA guidance. The Company does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, net income (loss) from operations, cash generated from operating activities and cash used in investing activities and, as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for this forward-looking data. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with the calculation method utilized for the quarter ended June 30, 2008 as presented within this press release.

Conference Call Info

The Company will host a conference call to discuss second quarter 2008 results on Tuesday, July 29, 2008 at 4:30 p.m. ET. To listen to the conference call live, please dial 888-680-0892 or 617-213-4858 (international callers) and reference Passcode 64037880. The conference call will be webcast and can be accessed from the Company’s website at www.switchanddata.com under the Investor Relations section. A replay of the conference call will be available for one week beginning at 6:30 p.m. ET on Tuesday, July 29, 2008 until 11:59 p.m. on August 5, 2008. The replay can be accessed by calling 888-286-8010 or 617-801-6888 (international) and referencing Passcode 15123121. In addition, the webcast will be archived on the Company’s website at www.switchanddata.com.

About the Company

Switch and Data is a premier provider of network-neutral data centers that house, power, and interconnect the Internet. Leading content companies, enterprises, and communications service providers rely on Switch and Data to connect to customers and exchange Internet traffic. Switch and Data has built a reputation for world-class service, delivered across the broadest colocation footprint and richest network of interconnections in North America. Switch and Data operates 34 sites in the U.S. and Canada, provides one of the highest customer satisfaction scores for technical and engineering support in the industry, and is home to PAIX® – the world’s first commercial Internet exchange. For more information, please visit www.switchanddata.com.

Forward-Looking Statements

Certain statements herein are “forward-looking statements.” Such forward-looking statements are not historical facts but instead reflect Switch and Data’s current expectations or beliefs concerning future events and results of operations, many of which, by their nature, are inherently uncertain and outside of Switch and Data’s control. It is possible that actual results may differ, possibly materially, from those anticipated in these forward-looking statements. In particular, the information set forth under the caption “Business Outlook” are forward-looking statements. Words such as expects, believes, estimates, anticipates and similar language indicate forward-looking statements. Further information concerning Switch and Data and its business, including factors that potentially could materially affect Switch and Data's financial results and conditions, as well as its other achievements, are contained in Switch and Data's filings with the Securities and Exchange Commission. Switch and Data does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SWITCH & DATA FACILITIES COMPANY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)

	For the three months		For the six months
	ended June 30,		ended June 30,

	2007	2008	2007	2008
Revenues	$33,212	$41,895	$64,602	$81,671
Costs and operating expenses
Cost of revenues, exclusive of depreciation and amortization	17,367	21,641	33,798	42,000
Sales and marketing	4,044	4,871	7,861	10,064
General and administrative	3,798	4,332	7,682	8,662
Depreciation and amortization	6,049	6,728	12,212	13,253
Lease litigation settlement	-	-	2,600	-
Total costs and operating expenses	31,258	37,572	64,153	73,979
Operating income	1,954	4,323	449	7,692
Interest income	473	699	695	1,071
Interest expense	(575)	(2,652)	(3,183)	(5,153)
Loss from debt extinguishment	-	-	(2,809)	(695)
Other expense, net	(8)	(183)	(113)	(346)
Income (loss) from continuing operations before income taxes	1,844	2,187	(4,961)	2,569
Provision for income taxes	-	(1,047)	(12)	(1,090)
Income (loss) from continuing operations	1,844	1,140	(4,973)	1,479
Income from discontinued operations	119	-	304	-
Net income (loss)	1,963	1,140	(4,669)	1,479
Preferred stock accretions and dividends	-	-	(227,522)	-
Net income (loss), attributable to common stockholders	$1,963	$1,140	$(232,191)	$1,479

Income (loss) per share—basic
Continuing operations attributable to common stockholders	$0.06	$0.03	$(4.72)	$0.04
Discontinued operations	0.00	-	0.01	-
Net income (loss) attributable to common stockholders	$0.06	$0.03	$(4.71)	$0.04

Weighted average shares outstanding	33,849	34,482	49,307	34,482

Income (loss) per share—diluted
Continuing operations attributable to common stockholders	$0.06	$0.03	$(4.72)	$0.04
Discontinued operations	0.00	-	0.01	-
Net income (loss) attributable to common stockholders	$0.06	$0.03	$(4.71)	$0.04

Weighted average shares outstanding	34,075	35,129	49,307	35,101

SWITCH & DATA FACILITIES COMPANY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

	December 31,	June 30,
	2007	2008
Assets
Current assets
Cash and cash equivalents	$45,595	$91,183
Accounts receivable, net of allowance for bad debts of $415 and $541, respectively	9,029	11,997
Prepaids and other assets	1,468	1,796
Total current assets	56,092	104,976
Property and equipment, net	114,803	196,813
Goodwill	36,023	36,023
Other intangible assets, net	23,287	20,933
Other long-term assets, net	2,485	5,609
Total assets	$232,690	$364,354

Liabilities, Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$26,859	$39,989
Derivative liability	-	959
Current portion of unearned revenue	3,567	3,807
Current portion of deferred rent	363	382
Current portion of customer security deposits	936	603
Current portion of long-term debt	3,750	-
Total current liabilities	35,475	45,740
Derivative liability	624	-
Unearned revenue, less current portion	2,073	2,009
Deferred rent, less current portion	12,882	15,394
Customer security deposits, less current portion	93	422
Long-term debt, less current portion	34,439	120,000
Long-term portion of capital lease obligation	22,049	50,807
Total liabilities	107,635	234,372

Commitments and contingencies (see note 10)
Stockholders’ equity
Common stock, $0.0001 par value, authorized 200,000 shares; 34,311 and 34,482 issued and outstanding as of December 31, 2007 and June 30, 2008, respectively	3	3
Preferred stock, $0.0001 par value, authorized 25,000 shares; no shares issued	-	-
Unearned stock compensation	(15)	-
Additional paid-in capital	340,520	344,507
Accumulated deficit	(217,573)	(216,019)
Accumulated other comprehensive income	2,120	1,491
Total stockholders’ equity	125,055	129,982
Total liabilities, preferred stock and stockholders’ equity	$232,690	$364,354

SWITCH & DATA FACILITIES COMPANY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	For the six months
	ended June 30,
	2007	2008
Cash flows from operating activities:
Net income (loss)	$(4,669)	$1,479
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	8,581	11,004
Amortization of debt issuance costs	244	282
Amortization of other intangible assets	3,621	2,249
Loss on debt extinguishment	2,359	695
Stock compensation expense	1,968	3,181
Provision for bad debts, net of recoveries	(210)	400
Deferred rent	675	2,558
Change in fair value of derivative	(32)	409
Loss on disposal of fixed assets	38	6
Changes in operating assets and liabilities, net of acquired amounts
(Increase) decrease in accounts receivable	428	(3,402)
Increase in prepaids and other assets	(325)	(338)
(Increase) decrease in other long term assets	13	(62)
Increase in accounts payable, accrued expenses, and other liabilities	1,484	2,514
Increase in unearned revenue	1,528	224
Net cash provided by operating activities	15,703	21,199

Cash flows from investing activities:
Purchase of property and equipment	(13,766)	(54,005)
Net cash used in investing activities	(13,766)	(54,005)

Cash flows from financing activities:
Principal payments under long-term debt	(104,843)	(38,189)
Proceeds from exercise of stock options	1	655
Excess tax benefits from stock based compensation	-	167
Proceeds from long-term debt	-	120,000
Public offering costs	(1,072)	-
Proceeds from initial public offering, net of commissions	142,290	-
Debt issuance and amendment costs	(55)	(4,039)
Net cash provided by financing activities	36,321	78,594

Net increase in cash and cash equivalents	38,258	45,788
Effect of exchange rate changes on cash	112	(200)
Cash and cash equivalents:
Beginning of the period	3,671	45,595
End of the period	$42,041	$91,183

Additional Company Information

	For the three months ended June 30,
($ in Thousands)	2007		2008
Revenues
Colocation	$20,290	61%	$26,244	63%
Interconnection	11,167	34%	$13,290	32%
Recurring Total	$31,457	95%	39,534	95%
Non-recurring	1,755	5%	2,361	5%
Total	$33,212	100%	$41,895	100%
	As of June 30,
	2007	2008
Number of customers	871	915
Number of cross connects	18,775	20,419
Cabinets equivalents billed	6,184	7,117
Utilization rate	69.4%	65.0%

	For the three months ended June 30,
($ In thousands)	2007	2008
New Sales:
Recurring revenues *	$975	$1,487
Non-recurring revenue **	2,967	2,418
New Sales	$3,942	$3,905
* Recurring revenues represent service agreements entered into by new and existing customers during the given quarter. Revenues from these agreements will recur monthly over the life of the agreement.

** Non-recurring revenues represent the one-time installation fees associated with new service agreements. These one-time fees are billed to customers upon completion of the installation service and such revenues are recognized on a straight-line basis over the life of the agreement.

EBITDA Reconciliation

The following is a reconciliation of the Company’s operating income (loss) for the three and six month periods ended June 30, 2007 and June 30, 2008 to EBITDA.

Switch and Data uses EBITDA:

  As a measurements of operating performance because it assists management in comparing the results on a consistent basis as it removes the impact of items not directly resulting from operations;
  For planning purposes, including the preparation of its internal annual operating budget;
  To establish targets for certain management compensation; and
  To evaluate the Company’s capacity to incur and service debt, fund capital expenditures and expand the business.

EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures used by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered as alternatives to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP.

The Company prepares EBITDA by adjusting operating income to eliminate the impact of a number of items that it does not consider indicative of its core operating performance. Investors are encouraged to evaluate each adjustment and the reasons the Company considers them appropriate. As an analytical tool, EBITDA is subject to various limitations. In addition, in evaluating EBITDA, investors should be aware that in the future the Company may incur expenses similar to the adjustments in this presentation. Switch and Data’s presentation of EBITDA should not be construed as an implication that its future results will be affected by unusual or non-recurring items.

	For the three months ended June 30,		For the six months ended June 30,
($ in Thousands)	2007	2008	2007	2008
Operating income	$1,954	$4,323	$449	$7,692
Depreciation and amortization	6,049	6,728	12,212	13,253
Lease litigation settlement accrual	-	-	2,600	-
Deferred rent expense, non-cash (1)	535	1,425	921	2,558
Loss (gain) on disposal of fixed assets (2)	(1)	-	46	6
Stock-based compensation expense (3)	1,055	1,666	1,968	3,181
Legal expenses for real estate litigation (4)	171	8	499	53
EBITDA	$9,764	$14,150	$18,695	$26,743
(1) Rent is accrued as a straight-line expense that incorporates future lease cost escalations. The Deferred rent line item on the Statement of Cash Flows accounts for the difference between cash paid for rent and accrued rent expense for the period. Amounts for 2007 are $246 higher than the Statement of Cash Flows to account for discontinued operations deferred rent.

(2) Loss (gain) on disposal of fixed assets is a non-cash expense that is included in Cost of Revenues and General and Administrative expenses.

(3) Stock compensation expense is a non-cash expense to the Company that can be found on the Statement of Cash Flows.

(4) The Company has incurred legal expenses for lawsuits brought by several landlords for alleged breach of lease agreements. These expenses are included in the General and administrative line item of the Statement of Operations.

CONTACT:
Investor Relations:
Switch & Data
Kathleen Heaney, 203-803-3585
ir@switchanddata.com